EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form F-3 (File No. 333-292319) of CN Energy Group. Inc. (the “Company”) of our report dated October 23, 2026, relating to the audited financial statements of Blessing Logistics Ltd. as of and for the years ended September 30, 2025 and 2024, which are included in the Company's Report on Form 6-K/A filed with the Securities and Exchange Commission on October 23, 2026.

/s/ Enrome LLP

Singapore

October 23, 2026

PCAOB ID #6907

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